July 28, 2021 Supplemental information Second Quarter Earnings Call

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the ongoing strategic review and its impact on the business model, outlook and guidance, the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated July 27, 2021 (the “Q2 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2020, the Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Key takeaways........................................................................................................................................................ 4 Q2 2021 summary................................................................................................................................................... 5-6 Inpatient rehabilitation segment........................................................................................................................ 7-9 Home health & hospice segment........................................................................................................................ 10-12 Consolidated Adjusted EBITDA............................................................................................................................ 13 Earnings per share................................................................................................................................................. 14-15 Adjusted free cash flow........................................................................................................................................ 16 Guidance and considerations for 2021............................................................................................................... 17-18 Adjusted free cash flow assumptions................................................................................................................. 19 Uses of free cash flow........................................................................................................................................... 20 Appendix Map of locations..................................................................................................................................................... 22 2021 to 2019 comparison...................................................................................................................................... 23 Expansion activity.................................................................................................................................................. 24 Clinical collaboration............................................................................................................................................ 25 Pre-payment claims denials - inpatient rehabilitation segment................................................................... 26 Debt maturity profile and schedule................................................................................................................... 27-28 New-store/same-store growth............................................................................................................................. 29-31 Payment sources (percent of revenues)............................................................................................................ 32 Inpatient rehabilitation operational metrics.................................................................................................... 33 Home health & hospice operational metrics.................................................................................................... 34 Share information.................................................................................................................................................. 35 Segment operating results.................................................................................................................................... 36-38 Reconciliations to GAAP........................................................................................................................................ 39-47 End notes................................................................................................................................................................. 48-49 Table of contents

Key takeaways

Business momentum accelerated in Q2

- Strong revenue and Adjusted EBITDA growth in both segments over Q2 2020 and Q2 2019
- Inpatient rehabilitation business
  - ✓ Discharge growth of 18.7%
  - ✓ Pricing continues to benefit from higher acuity
- Home health and hospice business
  - ✓ Admissions growth of 14.7%
  - ✓ Continued effective productivity management
    - Home health cost per visit decreased $1 per visit compared to Q1 2021.
    - Visits per episode decreased from 15.8 in Q1 2021 to 15.6 in Q2 2021.

Attractive business development pipelines in both segments

- 4 new inpatient rehabilitation hospitals planned to open in Q3 2021

Inpatient Rehabilitation Hospitals Opened or Under Development		
2021	2022	2023
8	12	9

- Acquired assets from Frontier Home Health and Hospice in June 2021
  - ✓ 9 home health and 11 hospice locations across five states (Alaska, Colorado, Montana, Washington and Wyoming)
  - ✓ ~$99 million cash purchase price (inclusive of additional equity interests purchased from a joint venture entity)
  - ✓ Income tax benefit with an estimated present value of ~$10 million

Increased full-year 2021 guidance to reflect Q2 performance and strong operating trends

- Adjusted EBITDA range raised from $1,000 million to $1,030 million to a range of $1,050 million to $1,070 million

Strategic alternatives review for home health and hospice business continues.

- The Company is pursuing a separation transaction by either public or private means and expects to announce a transaction in the second half of 2021.
- Many key preparatory actions have been completed, including but not limited to, audited carve-out financial statements for the home health and hospice business, a confidential submission of a draft registration statement on Form S-1 with the SEC and certain required regulatory filings.

Encompass Health 4

Encompass Health 5 Q2 2021 summary Q2 6 Months ($millions) 2021 2020 Growth 2021 2020 Growth Encompass Health Consolidated Net operating revenues $ 1,287.7 $ 1,074.1 19.9% $ 2,518.1 $ 2,256.1 11.6 % Adjusted EBITDA $ 278.9 $ 162.2 71.9% $ 529.7 $ 390.2 35.8 % Adjusted EPS $ 1.17 $ 0.31 277.4% $ 2.22 $ 1.18 88.1 % Adjusted free cash flow $ 205.6 $ 168.2 22.2% $ 313.0 $ 242.8 28.9 % Inpatient Rehabilitation Segment Net operating revenues $ 1,001.6 $ 824.5 21.5% $ 1,961.5 $ 1,733.7 13.1 % Adjusted EBITDA $ 254.0 $ 180.3 40.9% $ 488.9 $ 395.8 23.5 % Home Health and Hospice Segment Net operating revenues $ 286.1 $ 249.6 14.6% $ 556.6 $ 522.4 6.5 % Adjusted EBITDA $ 61.7 $ 15.0 311.3% $ 112.5 $ 56.0 100.9 % Reconciliations to GAAP provided on pages 39-47

Q2 2021 summary (continued)

IRF expansion activity (see page 24)

- Opened a new 50-bed inpatient rehabilitation hospital in North Tampa, FL
- Opened a new 50-bed inpatient rehabilitation hospital in Cumming, GA
- Announced plans to build four inpatient rehabilitation hospitals in:
  - ✓ Grand Forks, ND - 40 beds (in joint venture with Altru Health System)
  - ✓ Eau Claire, WI - 36 beds (in joint venture with Hospital Sisters Health System)
  - ✓ Columbus, GA - 40 beds (in joint venture with Piedmont Healthcare)
  - ✓ Atlanta, GA - 40 beds (in joint venture with Piedmont Healthcare)
- Added 41 beds to existing hospitals (56 beds added year to date)

Balance sheet - See debt schedule and maturity profile on pages 27-28.

- Funded capital expenditures and development activities of ~$220 million in Q2 2021 predominantly using cash from operations
- Redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April 2021 and $100 million in June 2021)[1]
  - ✓ Redemptions completed at 100% of par using cash on hand and drawings under revolving credit facility
- Net leverage ratio of 3.1x at quarter end
- Approximately $917 million available under $1 billion revolving credit facility and $73 million of cash on hand at quarter end

Shareholder and other distributions

- Paid quarterly cash dividend of $0.28 per share in April 2021
- Declared a $0.28 per share quarterly cash dividend in May 2021 (paid in July 2021)
- Declared a $0.28 per share quarterly cash dividend in July 2021 (to be paid in October 2021)

Encompass Health
Refer to pages 48-49 for end notes.
6

Inpatient rehabilitation segment

Revenue growth of 21.5%

- Inpatient revenue growth resulted from increased volumes and favorable pricing.
  - New-store discharge growth of 1.8% (see pages 24 and 29)
  - Same-store discharge growth of 16.9%
    - ✓ Same-store discharge growth in Q2 2021 compared to Q2 2019 was 1.6%.
    - ✓ Recovery of elective procedures continues
      - treated approximately 1,400 more orthopedic and lower extremity joint replacement patients in Q2 2021 than in Q2 2020; treated 650 fewer of these patients in Q2 2021 compared to Q2 2019
  - Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates, the suspension of sequestration (began May 1, 2020), improvement in discharge destination and prior period cost report adjustments partially offset by the timing of discharges between quarters.
- The increase in outpatient and other revenue included an increase of approximately $7 million in provider tax revenues (offset by $2.5 million of provider tax expenses included in other operating expenses).

Adjusted EBITDA increased 40.9%.

- Adjusted EBITDA growth primarily resulted from revenue growth and effective productivity management.
- Adjusted EBITDA in Q2 2020 included approximately $29 million of additional paid-time-off awarded to employees.
- Salaries and wages per full-time equivalent increased year over year due to employee furloughs during Q2 2020 and the ramp up of new stores.
- Supply costs improved as a percent of revenue year over year as we anniversaried the impact of COVID-19.
- Includes $5.6 million of pre-opening and new store ramp up costs in Q2 2021 ($3.3 million in Q2 2020)

Encompass Health 7

Encompass Health 8 Inpatient rehabilitation segment - revenue Q2 Q2 Favorable/ ($millions) 2021 2020 (Unfavorable) Net operating revenues: Inpatient $ 976.9 $ 808.0 20.9% Outpatient and other 24.7 16.5 49.7% Total segment revenue $ 1,001.6 $ 824.5 21.5% (Actual Amounts) Discharges 49,492 41,682 18.7% Same-store discharge growth 16.9% Net patient revenue per discharge $ 19,739 $ 19,385 1.8% Revenue reserves related to bad debt as a percent of revenue 1.7% 1.4% 30 basis points

Encompass Health 9 Inpatient rehabilitation segment - Adjusted EBITDA Q2 % of Revenue Q2 % of Revenue($millions) 2021 2020 Net operating revenues $ 1,001.6 $ 824.5 Operating expenses: Salaries and benefits (515.9) 51.5% (451.4) 54.7 % Other operating expenses(a) (147.5) 14.7% (124.3) 15.1 % Supplies (44.1) 4.4% (42.0) 5.1 % Occupancy costs (15.0) 1.5% (15.4) 1.9 % Hospital operating expenses (206.6) 20.6% (181.7) 22.0 % Other income(b) 2.3 3.4 Equity in nonconsolidated affiliates 0.8 0.6 Noncontrolling interests (28.2) (15.1) Segment Adjusted EBITDA $ 254.0 $ 180.3 Percent change 40.9 % In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal or impairment of assets $ 3.3 $ 1.8 (b) Change in fair market value of equity securities $ (0.7) $ (2.4) Reconciliations to GAAP provided on pages 39-47

Home health and hospice segment

Revenue increased 14.6%.

- Home health volume recovery continues
  - Total starts of care were up 10.9%.
  - Volume growth achieved in spite of continued lower occupancy at skilled nursing and senior living facilities, as well as staffing challenges in certain markets.
    - ✓ Episodic admissions from patients residing in senior living facilities and patients discharging from skilled nursing facilities represented a loss of ~3,200 admissions compared to Q2 2019.
  - Elective procedures have returned to historic levels.
    - ✓ Episodic admissions from patient receiving electives in acute care hospitals up 65% compared to Q2 2020 and up 2% compared to Q2 2019.
- The increase in revenue per episode resulted from an increase in reimbursement rates, as the timing of completed episodes offset the benefit of the suspension of sequestration (began May 1, 2020).
- Growth in hospice admissions resulted from the acquisition of assets from Frontier Home Health and Hospice in June 2021.

Adjusted EBITDA increased 311.3%.

- Adjusted EBITDA in Q2 2020 included approximately $14 million of additional paid-time-off awarded to employees.
- Costs of services decreased as a percent of revenue primarily due to lower cost per visit supported by the clinician compensation model changes implemented in May 2020, as well as effective management of overall productivity of full-time staff.
  - Home health cost per visit improved.
  - Visits per episode decreased.
  - See operating metrics on page 34.

Encompass Health 10

Encompass Health 11 Home health and hospice segment - revenue Q2 Q2 Favorable/ ($millions) 2021 2020 (Unfavorable) Net operating revenues: Home health revenue $ 219.9 $ 224.8 (2.2) % Hospice revenue 50.6 48.0 5.4 % Total segment revenue $ 270.5 $ 272.8 (0.8) % Home Health Metrics (Actual Amounts) Episodic admissions 40,215 42,476 (5.3) % Same-store episodic admissions growth (5.4) % Episodes 66,435 68,652 (3.2) % Same-store episode growth (3.4) % Revenue per episode $ 2,923 $ 2,909 0.5 % Q2 Q2 Favorable/ ($millions) 2021 2020 (Unfavorable) Net operating revenues: Home health revenue $ 232.3 $ 201.8 15.1 % Hospice revenue 53.8 47.8 12.6 % Total segment revenue $ 286.1 $ 249.6 14.6 % Home Health Starts of care: Episodic admissions 39,657 34,841 13.8 % Same-store episodic admissions growth 12.9 % Episodic recertifications 28,296 28,328 (0.1) % Total episodic starts of care 67,953 63,169 7.6 % Total admissions 50,598 44,124 14.7 % Same-store total admissions growth 13.8 % Total recertifications 33,794 31,952 5.8 % Total starts of care 84,392 76,076 10.9 % Revenue per episode $ 2,968 $ 2,920 1.6 % Hospice Admissions: Same store 3,130 3,190 (1.9) % New store 168 — 5.3 % Total admissions 3,298 3,190 3.4%

Encompass Health 12 Q2 % of Revenue Q2 % of Revenue($millions) 2021 2020 Net operating revenues $ 286.1 $ 249.6 Cost of services sold (122.6) 42.9% (136.7) 54.8 % Support and overhead costs (103.1) 36.0% (98.3) 39.4 % Operating expenses(a) (225.7) 78.9% (235.0) 94.2 % Other income 1.6 — Equity in net income of nonconsolidated affiliates 0.2 0.1 Noncontrolling interests (0.5) 0.3 Segment Adjusted EBITDA $ 61.7 $ 15.0 Percent change 311.3 % In arriving at Adjusted EBITDA, the following were excluded: (a) (Gain) loss on disposal of assets $ (0.4) $ 1.2 Home health and hospice segment - Adjusted EBITDA Reconciliations to GAAP provided on pages 39-47

Encompass Health 13 Consolidated Adjusted EBITDA ($millions) Q2 2021 % of Consolidated Revenue Q2 2020 % of Consolidated Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 254.0 $ 180.3 Home health and hospice segment Adjusted EBITDA 61.7 15.0 General and administrative expenses* (36.8) 2.9% (33.1) 3.1% Consolidated Adjusted EBITDA $ 278.9 $ 162.2 Percentage change 71.9 % Reconciliations to GAAP provided on pages 39-47 Consolidated Adjusted EBITDA for the quarter of $278.9 u General and administrative expenses decreased as a percent of consolidated revenue due to the increased revenue base year over year. * General and administrative expenses in the above table exclude stock compensation of $12.0 million and $9.9 million for Q2 2021 and Q2 2020, respectively, as well as $4.1 million in costs associated with the strategic alternatives review of our home health and hospice business and $1.3 million of transaction costs associated with the Frontier acquisition for Q2 2021.

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q2 2021	Q2 2020	6 Months 2021	6 Months 2020
Adjusted EBITDA	$ 278.9	$ 162.2	$ 529.7	$ 390.2
Depreciation and amortization	(63.4)	(60.7)	(125.9)	(119.5)
Interest expense and amortization of debt discounts and fees	(41.8)	(45.8)	(84.6)	(89.0)
Stock-based compensation expense	(12.0)	(9.9)	(14.8)	(17.0)
Loss on disposal or impairment of assets	(2.9)	(3.0)	(2.8)	(3.1)
	158.8	42.8	301.6	161.6
Certain items not indicative of ongoing operating performance:				
Loss on early extinguishment of debt[1]	(1.0)	—	(1.0)	—
Costs associated with the strategic alternatives review	(4.1)	—	(5.0)	—
Costs associated with the Frontier acquisition	(1.3)	—	(1.3)	—
Gain on consolidation of former equity method location[2]	—	—	—	2.2
Change in fair market value of equity securities	0.7	2.4	0.6	(0.1)
Government, class action, and related settlements[3]	—	—	—	(2.8)
Payroll taxes on SARs exercise[4]	—	—	—	(1.5)
Pre-tax income	153.1	45.2	294.9	159.4
Income tax expense	(39.5)	(11.8)	(74.0)	(38.9)
Income from continuing operations*	$ 113.6	$ 33.4	$ 220.9	$ 120.5
Diluted shares (see page 35)	100.2	99.9	100.2	99.6
Diluted earnings per share*	$ 1.13	$ 0.34	$ 2.20	$ 1.21

- The increase in EPS in the second quarter of 2021 and the year-to-date period primarily resulted from increased Adjusted EBITDA.

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 48-49 for end notes.

14

Encompass Health 15 Adjusted earnings per share(5) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 44-47. Refer to pages 48-49 for end notes. Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. Q2 6 Months 2021 2020 2021 2020 Earnings per share, as reported $ 1.13 $ 0.34 $ 2.20 $ 1.21 Adjustments, net of tax: Government, class action, and related settlements(3) — — — 0.02 Costs associated with the strategic alternatives review 0.03 — 0.04 — Costs associated with the Frontier acquisition 0.01 — 0.01 — Income tax adjustments — — (0.03) (0.05) Loss on early extinguishment of debt(1) 0.01 — 0.01 — Change in fair market value of equity securities — (0.02) — — Gain on consolidation of former equity method location(2) — — — (0.02) Payroll taxes on SARs exercise(4) — — — 0.01 Adjusted earnings per share* $ 1.17 $ 0.31 $ 2.22 $ 1.18

Encompass Health 16 $242.8 $139.5 $(53.1) $5.3 $(41.2) $19.7 $313.0 Adjusted Free Cash Flow 6 Mos. 2020 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted Free Cash Flow 6 Mos. 2021 2021 Adjusted free cash flow(6) Reconciliations to GAAP provided on pages 39-47 Refer to pages 48-49 for end notes. u Adjusted free cash flow was higher in the first six months of 2021 than 2020 primarily due to an increase in Adjusted EBITDA and the timing of maintenance capital expenditures in 2021. u Increased working capital primarily resulted from the timing of payroll accruals related to the award of additional PTO to employees in Q2 2020 and the deferral of payroll taxes resulting from government relief efforts. u Increased cash tax payments in 2021 due to higher year over year book income and tax relief in 2020 associated with the CARES Act ($ in millions)

Encompass Health 17 2021 Guidance - Updated as of July 27, 2021 Adjusted EBITDA(7) Adjusted earnings per share from continuing operations attributable to Encompass Health(5) Net operating revenues Previous 2021 Full-Year Guidance Updated 2021 Full-Year Guidance Net operating revenues Adjusted EBITDA(7) $1,050 million to $1,070 million Adjusted earnings per share from continuing operations attributable to Encompass Health(5) $4.32 to $4.47 $5,060 million to $5,230 million $1,000 million to $1,030 million $3.94 to $4.16 $5,100 million to $5,250 million On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice segment. The review is ongoing. Accordingly, the Company’s 2021 guidance assumes the continuation of the current structure of the business for 2021. Guidance may change if a transaction occurs before the end of the year. Refer to pages 48-49 for end notes.

Encompass Health 18 2021 Guidance considerations Inpatient Rehabilitation u Estimated 2.3% increase in Medicare pricing for Q1 through Q3; 2.1% for Q4 u Revenue reserve related to bad debt of 1.6% to 1.8% of net operating revenues u Pre-opening and new store ramp up costs of $15 million to $20 million Home Health and Hospice u Estimated 1.9% increase in Medicare pricing for home health; estimated 2.4% pricing increase for hospice u Inclusive of approximately $99 million purchase of assets from Frontier Home Health and Hospice Both Segments u Salary increase of approximately 3% to 4%; benefits increase of approximately 8% to 10% (weighted towards Q2 through Q4) u Includes the suspension of sequestration through December 31, 2021 u Continued higher utilization and costs of personal protective equipment Changes from previous guidance considerations are underlined.

Encompass Health 19 Adjusted free cash flow(6) assumptions Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes. Certain cash flow items (millions) 6 Months  2021 Actuals 2021 Assumptions 2020 Actuals Cash interest payments (net of amortization of debt discounts and fees) $80.6 $155 to $165 $177.0 Cash payments for income taxes, net of refunds $49.0 $100 to $130 $32.9 Working capital and other $33.3 $120 to $140 ($84.4) Maintenance CAPEX $53.8 $165 to $195 $154.9 Adjusted free cash flow $313.0 $420 to $530 $579.9 u Lower average interest rate expected in 2021 due to the redemption of the 5.75% Senior Notes due 2024 in Q4 2020 and the redemption of $200 million of 5.125% Senior Notes due 2023 in Q2 2021 u Higher cash payments for taxes expected in 2021 due to: Ÿ higher expected book income Ÿ tax relief in 2020 under the CARES Act Ÿ lower stock-based compensation due to the final payout of the Home Health Holdings SARs in Q1 2020(4) u Increased working capital expected in 2021 primarily due to the timing of payroll accruals related to the award of additional PTO to employees in 2020 and the deferral of payroll taxes resulting from government relief efforts u Increased maintenance CAPEX due to expanding hospital portfolio

Encompass Health 20 Uses of free cash flow ($millions) 6 Months 2021 Actuals 2021 Assumptions 2020 Actuals Growth in core business IRF bed expansions $22.3 $50 to $70 $44.8 New IRFs - De novos 126.2 325 to 350 173.0 - Acquisitions — opportunistic — - Replacement IRFs and other 20.9 40 to 50 35.5 Home health and hospice acquisitions 97.7 ~100 1.1 $267.1 $515 to $570 $254.4 Debt reduction Debt redemptions (borrowings), net $116.4 opportunistic ($226.3) Shareholder and other distributions Cash dividends on common stock 56.9 ~$112 111.9 Purchase of Home Health Holdings rollover shares and exercise of SARs(4) — N/A 262.9 Common stock repurchases — opportunistic 6.1 ~$198 million authorization remaining as of June 30, 2021(8) See the debt schedule on page 28. Refer to pages 48-49 for end notes. Quarterly cash dividend currently set at $0.28 per common share

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Portfolio as of June 30, 2021
Inpatient rehabilitation hospitals ("IRFs")
Home health locations
Hospice locations
27 Future IRFs**
42 States and Puerto Rico ~43,700 employees

Inpatient rehabilitation - 6/30/21	
140	IRFs (53 are joint ventures)
35	States and Puerto Rico
~32,500	Employees
23 %	of licensed beds†
31 %	of Medicare patients served†
Key statistics - trailing 4 quarters	
~189,100	Inpatient discharges
~$3.8	Billion in revenue

Market overlap

92 of EHC's IRFs have an EHC home health location within the service area.*

One of the 2021 *FORTUNE®* *"World's Most Admired Companies"*

Home health and hospice - 6/30/21	
249	Home health locations
94	Hospice locations
34	States
~11,200	Employees
Key statistics - trailing 4 quarters	
~161,500	Home health episodic admissions
~13,300	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Future IRFs - Previously announced under development as of July 27, 2021
† Based on 2017 and 2018 data
Note: One of the 249 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting.

Encompass Health 22

Encompass Health 23 2021 to 2019 comparison Q2 6 Months ($millions) 2021 2019 Growth 2021 2019 Growth Encompass Health Consolidated Net operating revenues $ 1,287.7 $ 1,135.0 13.5% $ 2,518.1 $ 2,259.0 11.5 % Adjusted EBITDA $ 278.9 $ 252.2 10.6% $ 529.7 $ 495.1 7.0 % Inpatient Rehabilitation Segment Net operating revenues $ 1,001.6 $ 873.9 14.6% $ 1,961.5 $ 1,744.0 12.5 % Adjusted EBITDA $ 254.0 $ 233.9 8.6% $ 488.9 $ 463.9 5.4 % Home Health and Hospice Segment Net operating revenues $ 286.1 $ 261.1 9.6% $ 556.6 $ 515.0 8.1 % Adjusted EBITDA $ 61.7 $ 49.1 25.7% $ 112.5 $ 95.4 17.9 % Reconciliations to GAAP provided on pages 39-47

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development*

		Operations date	Joint venture?	# of New Beds 2021	2022	2023
De novo IRFs:						
	San Angelo, TX	Q1 2021	Yes	40	—	—
	North Tampa, FL	Q2 2021		50	—	—
	Cumming, GA	Q2 2021		50	—	—
1	Greenville, SC	Q3 2021		40	—	—
2	Shreveport, LA	Q3 2021		40	—	—
3	Waco, TX	Q3 2021		40	—	—
4	Pensacola, FL	Q3 2021		40	—	—
5	Stockbridge, GA	Q4 2021		50	—	—
6	Libertyville, IL	Q1 2022		—	60	—
7	St. Augustine, FL	Q1 2022		—	40	—
8	Shiloh, IL	Q1 2022	Yes	—	40	—
9	Lakeland, FL	Q2 2022		—	50	—
10	Cape Coral, FL	Q2 2022		—	40	—
11	Jacksonville, FL	Q2 2022		—	50	—
12	Moline, IL	Q3 2022	Yes	—	40	—
13	Clermont, FL	TBD		—	50	—
14	Naples, FL	TBD		—	50	—
15	Owasso, OK	TBD	Yes	—	40	—
16	Grand Forks, ND	TBD	Yes	—	40	—
17	Eau Claire, WI	TBD	Yes	—	36	—
18	Bowie, MD	TBD		—	—	60
19	Knoxville, TN	TBD	Yes	—	—	73
20	Kissimmee, FL	TBD		—	—	50
21	Prosper, TX	TBD		—	—	40
22	Fort Mill, SC	TBD		—	—	39
23	Columbus, GA	TBD	Yes	—	—	40
24	Atlanta, GA	TBD	Yes	—	—	40
25	Fitchburg, WI	TBD		—	—	40
26	Palm Beach Gardens, FL	TBD		—	—	50
Bed expansions, net**				~100	~100	~100
				~450	~640	~530

27 IRF development projects announced and underway*

Q2 2021 expansion activity highlights

- Opened two inpatient rehabilitation hospitals
  - 50-bed IRF in North Tampa, FL
  - 50-bed IRF in Cumming, GA
- Added 41 beds to existing hospitals
- Announced plans to build four inpatient rehabilitation hospitals:
  - 40-bed IRF in Grand Forks, ND with Altru Health System
  - 36-bed IRF in Eau Claire, WI with Hospital Sisters Health System
  - Two 40-bed IRFs with Piedmont Healthcare in Columbus, GA and Atlanta, GA

In July 2021, announced a 40-bed IRF in Fitchburg, WI, a 50-bed IRF in Palm Beach Gardens, FL and a 50-bed IRF in Lake Worth, FL

- Closed the Frontier acquisition
  - 9 home health and 11 hospice locations
  - 3 new states: Alaska, Washington and Montana

Home Health and Hospice Locations

	# of Locations
December 31, 2020	323
Acquisitions	20
Opening of new locations	1
Merging of locations	(1)
June 30, 2021	343

* The table on this page does not include a 50-bed IRF in Lake Worth, FL scheduled to open in 2024.

** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

Encompass Health 24

Encompass Health 25 * Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate. The Company continues to improve the patient experience and outcomes through integrated care delivery. Inpatient rehabilitation–home health clinical collaboration (all payors) overlap markets* EHC Home Health Non-EHC Home Health Encompass Health IRF discharges to: Overlap Markets* Clinical Collaboration Rate 17.260 u Clinical collaboration objectives: Ÿ Improve patient experience and outcomes Ÿ Reduce total cost of care across a post-acute episode u Coordination between our IRFs and home health teams is resulting in lower discharges to SNFs and higher discharges home. 72 76 81 89 89 92 25.4% 29.5% 34.0% 35.6% 33.2% 32.2% 2016 2017 2018 2019 2020 YTD 2021 40,637 42,950 41,858 44,479 51,287 13,800 17,947 21,547 24,560 25,444 28,563 13,580 uAdmissions from EHC’s IRFs to EHC’s HH locations have increased sequentially over the past four quarters. uThe clinical collaboration rate has decreased primarily due to Medicare Advantage increasing as a percent of the total patient mix.

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- After years of delay in processing appeals, ALJs recently increased the frequency of hearings and the number of claims set at each hearing. Notwithstanding the recent acceleration, Encompass Health still has over 6,400 claims in the backlog, including claims from up to 10 years ago.
- Since 2018, CMS has replaced the "widespread probes" with the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews, allowing reviews for potential fraud. CMS authorized its contractors to resume reviews as of August 2020.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q2 2021	$0.1	$(6.3)	$–	$–
Q1 2021	(0.2)	(5.2)	–	–
Q4 2020	(0.4)	(7.2)	–	4.5
Q3 2020	(0.6)	(6.3)	–	–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–

Impact to Balance Sheet

	June 30, 2021	Dec. 31, 2020	Dec. 31, 2019
		(In Millions)	
Pre-payment claims denials	$ 104.0	$ 122.8	$ 155.3
Recorded reserves	(37.3)	(41.3)	(46.6)
Net accounts receivable from pre-payment claims denials	**$ 66.7**	**$ 81.5**	**$ 108.7**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health 26

Encompass Health 27 * This chart does not include ~$423 of finance lease obligations or ~$50 of other notes payable. See the debt schedule on page 28. Debt maturity profile - face value 2021 2022 2023 2024 2024 2025 2026 2027 2028 2029 2030 2031 $350 Senior Notes 5.75% $100 Senior Notes 5.125% ($ in millions) Revolver capacity $245 Term Loans No significant debt maturities prior to 2023 Callable $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of June 30, 2021*) $917 Available $45 Drawn + $38 reserved for LCs Callable Callable beginning February 2025 Callable beginning February 2023 $400 Senior Notes 4.625% Callable beginning April 2026

Encompass Health 28 Debt schedule Change in June 30, December 31, Debt vs. ($millions) 2021 2020 YE 2020 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ 45.0 $ — $ 45.0 Term loan facility, November 2024 - LIBOR +150bps 245.1 251.6 (6.5) Bonds Payable: 5.125% Senior Notes due 2023(1) 99.5 298.1 (198.6) 5.75% Senior Notes due 2025 346.6 346.3 0.3 4.50% Senior Notes due 2028 785.9 785.0 0.9 4.75% Senior Notes due 2030 783.9 783.2 0.7 4.625% Senior Notes due 2031 393.4 393.2 0.2 Other notes payable 50.2 39.8 10.4 Finance lease obligations 422.9 391.7 31.2 Long-term debt $ 3,172.5 $ 3,288.9 $ (116.4) Debt to Adjusted EBITDA 3.2 x 3.8 x Leverage net of cash on balance sheet 3.1 x 3.6 x Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes.

Encompass Health 29 * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 48-49 for end notes. Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 -10.0 0.0 10.0 20.0 New-store/same-store growth Inpatient Rehabilitation Yuma, AZ (51 beds)(9) Boise, ID (40 beds) Katy, TX (40 beds) North Tampa, FL (50 beds) Cumming, GA (50 beds) Murrells Inlet, SC (29 beds) Winston-Salem, NC (68 beds) Lubbock, TX (40 beds) Discharges Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 New store 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% 2.3% 2.1% 1.3% 0.9% 1.0% 1.8% Same store* 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% 2.4% (12.8)% (2.8)% (3.8)% (2.2)% 16.9% Total by quarter 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% 4.7% (10.7)% (1.5)% (2.9)% (1.2)% 18.7% Total by year 4.6% 3.9% (2.6)% Same-store year* 2.8% 1.8% (4.4)% Same-store year UDS(10) 1.1% 1.3% (3.2)% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Beginning in mid-March 2020, volume growth was impacted by COVID-19. Toledo, OH (40 beds) San Angelo, TX (40 beds)

Encompass Health 30 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 -20.0 -10.0 0.0 10.0 20.0 30.0 New-store/same-store growth Home Health Episodic admissions Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 New store 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% 11.7% 9.4% 1.3% 1.5% 0.1% 0.9% Same store* 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% 0.2% (17.3)% (4.6)% (3.8)% (5.4)% 12.9% Total by quarter 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% 11.9% (7.9)% (3.3)% (2.3)% (5.3)% 13.8% Total by year 10.0% 16.3% (0.5)% Same-store year* 5.6% 7.7% (6.1)% u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened two home health locations and consolidated one former equity method location(2). u In 2021, the Company acquired nine home health locations and merged one location. Acquired Frontier Home Health & Hospice (9 home health locations in 5 states) in June 2021 Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) in July 2019 * Includes consolidated home health agencies classified as same store during each period Refer to pages 48-49 for end notes. Beginning in mid-March 2020, volume growth was impacted by COVID-19.

Encompass Health 31 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 -10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 * Includes consolidated hospice agencies classified as same store during each period New-store/same-store growth Hospice Admissions Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 New store 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% 30.9% 30.6% 0.5% 0.7% 0.1% 5.3% Same store* 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% (5.3)% 6.7% 15.8% 16.1% 11.4% (1.9)% Total by quarter 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% 25.6% 37.3% 16.3% 16.8% 11.5% 3.4% Total by year 53.5% 39.8% 23.2% Same-store year* 24.6% 12.2% 8.1% u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened one hospice location. u In 2021, the Company acquired or opened 12 hospice locations. Acquired Frontier Home Health & Hospice (11 hospice locations in 5 states) in June 2021 Acquired Alacare Home Health & Hospice (23 hospice locations in Alabama) in July 2019

Encompass Health 32 Payment sources (percent of revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q2 Q2 Q2 6 Months Full Year 2021 2020 2021 2020 2021 2020 2021 2020 2020 Medicare 65.0% 61.1% 82.0% 81.8% 68.6% 65.8% 68.6% 69.8% 70.5 % Medicare Advantage 15.3% 20.1% 10.5% 11.7% 14.3% 18.2% 14.7% 14.9% 14.2 % Managed care 11.5% 10.7% 5.8% 4.6% 10.2% 9.3% 10.2% 8.9% 9.0 % Medicaid 4.2% 4.2% 1.5% 1.6% 3.6% 3.6% 3.5% 3.3% 3.4 % Other third-party payors 1.1% 1.1% — % — % 0.9% 0.9% 0.9% 0.9% 0.9 % Workers’ compensation 0.5% 0.5% — % 0.1% 0.4% 0.4% 0.4% 0.5% 0.5 % Patients 0.4% 0.5% 0.1% 0.1% 0.4% 0.4% 0.4% 0.5% 0.4 % Other income 2.0% 1.8% 0.1% 0.1% 1.6% 1.4% 1.3% 1.2% 1.1 % Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Encompass Health 33 Inpatient rehabilitation operational metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2021 2021 2020 2020 2020 2020 2020 (In Millions) Net patient revenue-inpatient $ 976.9 $ 942.3 $ 914.9 $ 883.2 $ 808.0 $ 890.0 $ 3,496.1 Net patient revenue-outpatient and other revenues 24.7 17.6 18.2 16.2 16.5 19.2 70.1 Net operating revenues $ 1,001.6 $ 959.9 $ 933.1 $ 899.4 $ 824.5 $ 909.2 $ 3,566.2 (Actual Amounts) Discharges(11) 49,492 47,187 46,503 45,962 41,682 47,750 181,897 Net patient revenue per discharge $ 19,739 $ 19,969 $ 19,674 $ 19,216 $ 19,385 $ 18,639 $ 19,220 Outpatient visits 44,020 40,194 48,786 51,968 15,760 69,743 186,257 Average length of stay 12.7 13.0 12.9 13.0 13.2 12.7 12.9 Occupancy % 71.1% 71.4% 68.7% 68.8% 64.5% 71.3% 67.7% # of licensed beds 9,701 9,560 9,505 9,437 9,401 9,322 9,505 Occupied beds 6,897 6,826 6,530 6,493 6,064 6,647 6,435 Full-time equivalents (FTEs)(12) 22,535 22,383 22,383 22,147 20,809 22,318 21,915 Contract labor 318 221 192 176 116 161 161 Total FTE and contract labor 22,853 22,604 22,575 22,323 20,925 22,479 22,076 EPOB(13) 3.31 3.31 3.46 3.44 3.45 3.38 3.43 Refer to pages 48-49 for end notes.

Home health and hospice operational metrics

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Full Year 2020
	(In Millions)						
Net home health revenue	$ 232.3	$ 219.9	$ 227.7	$ 223.3	$ 201.8	$ 224.8	$ 877.6
Net hospice revenue	53.8	50.6	53.6	51.2	47.8	48.0	200.6
Net operating revenues	$ 286.1	$ 270.5	$ 281.3	$ 274.5	$ 249.6	$ 272.8	$ 1,078.2
	(Actual Amounts)						
Home Health:							
Total admissions[14]	50,598	50,799	48,533	48,838	44,124	52,754	194,249
Episodic admissions[14]	39,657	40,215	40,830	40,765	34,841	42,476	158,912
Total recertifications	33,794	31,902	33,497	33,786	31,952	29,463	128,698
Episodic recertifications	28,296	28,083	30,064	29,830	28,328	26,553	114,775
Episodes	67,839	66,435	71,441	68,261	60,154	68,652	268,508
Average revenue per episode	$ 2,968	$ 2,923	$ 2,883	$ 2,910	$ 2,920	$ 2,909	$ 2,905
Episodic visits per episode	15.6	15.8	15.7	16.4	17.4	16.3	16.4
Total visits	1,297,350	1,239,073	1,281,830	1,300,866	1,250,546	1,306,230	5,139,472
Cost per visit	$ 76	$ 77	$ 76	$ 75	$ 89	$ 81	$ 80
Hospice:							
Admissions[15]	3,298	3,330	3,348	3,354	3,190	2,986	12,878
Patient days	351,878	334,400	349,989	346,019	336,507	334,545	1,367,060
Average daily census	3,867	3,716	3,804	3,761	3,698	3,676	3,735
Revenue per day	$ 153	$ 151	$ 153	$ 148	$ 142	$ 144	$ 147

Encompass Health
Refer to pages 48-49 for end notes.
34

Encompass Health 35 Share information Weighted Average for the Period Q2 6 Months Full Year (In Millions) 2021 2020 2021 2020 2020 2019 2018 Basic shares outstanding 99.0 98.7 99.0 98.5 98.6 98.0 97.9 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.2 1.2 1.2 1.1 1.2 1.4 1.9 Diluted shares outstanding 100.2 99.9 100.2 99.6 99.8 99.4 99.8 End of Period Q2 6 Months Full Year (In Millions) 2021 2020 2021 2020 2020 2019 2018 Basic shares outstanding 99.5 99.4 99.5 99.4 99.4 98.6 98.9

Segment operating results

(In Millions)	Q2 2021 IRF	Q2 2021 Home Health and Hospice	Q2 2021 Reclasses	Q2 2021 Consolidated	Q2 2020 IRF	Q2 2020 Home Health and Hospice	Q2 2020 Reclasses	Q2 2020 Consolidated
Net operating revenues	$ 1,001.6	$ 286.1	$ —	$ 1,287.7	$ 824.5	$ 249.6	$ —	$ 1,074.1
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(515.9)	—	(192.3)	(708.2)	(451.4)	—	(200.5)	(651.9)
Other operating expenses[a]	(147.5)	—	(22.3)	(169.8)	(124.3)	—	(21.0)	(145.3)
Supplies	(44.1)	—	(5.9)	(50.0)	(42.0)	—	(8.6)	(50.6)
Occupancy costs	(15.0)	—	(5.2)	(20.2)	(15.4)	—	(4.9)	(20.3)
Home Health and Hospice:								
Cost of services (excluding depreciation and amortization)	—	(122.6)	122.6	—	—	(136.7)	136.7	—
Support and overhead costs	—	(103.1)	103.1	—	—	(98.3)	98.3	—
	(722.5)	(225.7)	—	(948.2)	(633.1)	(235.0)	—	(868.1)
Other income[b]	2.3	1.6	—	3.9	3.4	—	—	3.4
Equity in net income of nonconsolidated affiliates	0.8	0.2	—	1.0	0.6	0.1	—	0.7
Noncontrolling interests	(28.2)	(0.5)	—	(28.7)	(15.1)	0.3	—	(14.8)
Segment Adjusted EBITDA	**$ 254.0**	**$ 61.7**	**$ —**	**315.7**	**$ 180.3**	**$ 15.0**	**$ —**	**195.3**
General and administrative expenses[c][d][e]				(36.8)				(33.1)
Adjusted EBITDA				**$ 278.9**				**$ 162.2**

In arriving at Adjusted EBITDA, the following were excluded:

	Q2 2021 IRF	Q2 2021 Home Health and Hospice	Q2 2021 Reclasses	Q2 2021 Consolidated	Q2 2020 IRF	Q2 2020 Home Health and Hospice	Q2 2020 Reclasses	Q2 2020 Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 3.3	$ (0.4)	$ —	$ 2.9	$ 1.8	$ 1.2	$ —	$ 3.0
(b) Change in fair market value of equity securities	$ (0.7)	$ —	$ —	$ (0.7)	$ (2.4)	$ —	$ —	$ (2.4)
(c) Stock-based compensation	$ —	$ —	$ —	$ 12.0	$ —	$ —	$ —	$ 9.9
(d) Costs associated with the strategic alternatives review	$ —	$ —	$ —	$ 4.1	$ —	$ —	$ —	$ —
(e) Costs associated with the Frontier acquisition	$ —	$ —	$ —	$ 1.3	$ —	$ —	$ —	$ —

Encompass Health

Reconciliations to GAAP provided on pages 39-47.

36

Segment operating results

(In Millions)	Six Months Ended June 30, 2021 IRF	Home Health and Hospice	Reclasses	Consolidated	Six Months Ended June 30, 2020 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 1,961.5	$ 556.6	$ —	$ 2,518.1	$ 1,733.7	$ 522.4	$ —	$ 2,256.1
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,017.8)	—	(377.6)	(1,395.4)	(933.7)	—	(395.8)	(1,329.5)
Other operating expenses[a]	(287.5)	—	(44.7)	(332.2)	(259.0)	—	(45.8)	(304.8)
Supplies	(89.3)	—	(12.6)	(101.9)	(81.6)	—	(14.7)	(96.3)
Occupancy costs	(30.1)	—	(10.3)	(40.4)	(30.7)	—	(9.8)	(40.5)
Home Health and Hospice:								
Cost of services (excluding depreciation and amortization)	—	(240.7)	240.7	—	—	(267.6)	267.6	—
Support and overhead costs[b]	—	(204.5)	204.5	—	—	(198.5)	198.5	—
	(1,424.7)	(445.2)	—	(1,869.9)	(1,305.0)	(466.1)	—	(1,771.1)
Other income[c][d]	3.8	1.6	—	5.4	1.8	—	—	1.8
Equity in net income of nonconsolidated affiliates	1.6	0.4	—	2.0	1.2	0.3	—	1.5
Noncontrolling interests	(53.3)	(0.9)	—	(54.2)	(35.9)	(0.6)	—	(36.5)
Segment Adjusted EBITDA	**$ 488.9**	**$ 112.5**	**$ —**	**601.4**	**$ 395.8**	**$ 56.0**	**$ —**	**451.8**
General and administrative expenses[e][f][g]				(71.7)				(61.6)
Adjusted EBITDA				**$ 529.7**				**$ 390.2**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 3.3	$ (0.5)	$ —	$ 2.8	$ 1.9	$ 1.2	$ —	$ 3.1
(b) Payroll taxes on SARs exercise[4]	$ —	$ —	$ —	$ —	$ —	$ 1.5	$ —	$ 1.5
(c) Change in fair market value of equity securities	$ (0.6)	$ —	$ —	$ (0.6)	$ 0.1	$ —	$ —	$ 0.1
(d) Gain on consolidation of former equity method location[2]	$ —	$ —	$ —	$ —	$ —	$ (2.2)	$ —	$ (2.2)
(e) Stock-based compensation	$ —	$ —	$ —	$ 14.8	$ —	$ —	$ —	$ 17.0
(f) Costs associated with the strategic alternatives review	$ —	$ —	$ —	$ 5.0	$ —	$ —	$ —	$ —
(g) Costs associated with the Frontier acquisition	$ —	$ —	$ —	$ 1.3	$ —	$ —	$ —	$ —

Encompass Health

Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes.

37

Encompass Health 38 Segment operating results Year Ended December 31, 2020 (In Millions) IRF Home Health and Hospice Reclasses Consolidated Net operating revenues $ 3,566.2 $ 1,078.2 $ — $ 4,644.4 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,903.8) — (776.7) (2,680.5) Other operating expenses(a) (534.7) — (88.1) (622.8) Supplies (171.0) — (29.5) (200.5) Occupancy costs (61.4) — (19.8) (81.2) Home Health and Hospice: Cost of services (excluding depreciation and amortization) — (511.3) 511.3 — Support and overhead costs(b) — (402.8) 402.8 — (2,670.9) (914.1) — (3,585.0) Other income(c)(d) 8.0 — — 8.0 Equity in net income of nonconsolidated affiliates 3.0 0.5 — 3.5 Noncontrolling interests (83.3) (1.3) — (84.6) Segment Adjusted EBITDA $ 823.0 $ 163.3 $ — 986.3 General and administrative expenses(e) (126.0) Adjusted EBITDA $ 860.3 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal or impairment of assets $ 10.4 $ 1.2 $ — $ 11.6 (b) Payroll taxes on SARs exercise(4) $ — $ 1.5 $ — $ 1.5 (c) Change in fair market value of equity securities $ (0.4) $ — $ — $ (0.4) (d) Gain on consolidation of former equity method location(2) $ — $ (2.2) $ — $ (2.2) (e) Stock-based compensation $ — $ — $ — $ 29.5 Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes.

Encompass Health 39 Reconciliation of net income to Adjusted EBITDA(7) 2021 Q1 Q2 6 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net Income $ 132.8 $ 142.0 $ 274.8 Loss from disc ops, net of tax, attributable to Encompass Health — 0.3 0.3 Net income attributable to noncontrolling interests (25.5) (28.7) (54.2) Income from continuing operations attributable to Encompass Health* 107.3 $ 1.07 113.6 $ 1.13 220.9 $ 2.20 Provision for income tax expense 34.5 39.5 74.0 Interest expense and amortization of debt discounts and fees 42.8 41.8 84.6 Depreciation and amortization 62.5 63.4 125.9 Loss on early extinguishment of debt(1) — 1.0 1.0 (Gain) loss on disposal or impairment of assets (0.1) 2.9 2.8 Stock-based compensation expense 2.8 12.0 14.8 Costs associated with the strategic alternatives review 0.9 4.1 5.0 Costs associated with the Frontier acquisition — 1.3 1.3 Change in fair market value of equity securities 0.1 (0.7) (0.6) Adjusted EBITDA $ 250.8 $ 278.9 $ 529.7 Weighted average common shares outstanding: Basic 99.0 99.0 99.0 Diluted 100.2 100.2 100.2 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 48-49 for end notes.

Reconciliation of net income to Adjusted EBITDA[7]

(in millions, except per share data)	2020 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 108.7		$ 48.3		$ 100.1		$ 111.7		$ 368.8	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		(0.1)		—		—		—	
Net income attributable to noncontrolling interests	(21.7)		(14.8)		(22.4)		(25.7)		(84.6)	
Income from continuing operations attributable to Encompass Health*	87.1	$ 0.87	33.4	$ 0.34	77.7	$ 0.78	86.0	$ 0.86	284.2	$ 2.85
Government, class action, and related settlements	2.8		—		—		—		2.8	
Provision for income tax expense	27.1		11.8		26.9		38.0		103.8	
Interest expense and amortization of debt discounts and fees	43.2		45.8		49.0		46.2		184.2	
Depreciation and amortization	58.8		60.7		61.2		62.3		243.0	
Loss on early extinguishment of debt[16]	—		—		—		2.3		2.3	
Loss on disposal or impairment of assets	0.1		3.0		7.5		1.0		11.6	
Stock-based compensation expense	7.1		9.9		8.3		4.2		29.5	
Gain on consolidation of former equity method location[2]	(2.2)		—		—		—		(2.2)	
Change in fair market value of equity securities	2.5		(2.4)		(0.4)		(0.1)		(0.4)	
Payroll taxes on SARs exercise[4]	1.5		—		—		—		1.5	
Adjusted EBITDA	$ 228.0		$ 162.2		$ 230.2		$ 239.9		$ 860.3	
Weighted average common shares outstanding:										
Basic		98.2		98.7		98.7		98.7		98.6
Diluted		99.6		99.9		99.9		100.1		99.8

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 48-49 for end notes.

Encompass Health

40

Encompass Health 41 Net cash provided by operating activities reconciled to Adjusted EBITDA(7) Q2 6 Months Full Year (In Millions) 2021 2020 2021 2020 2020 Net cash provided by operating activities $ 255.9 $ 222.3 $ 414.4 $ 251.6 $ 704.7 Interest expense and amortization of debt discounts and fees 41.8 45.8 84.6 89.0 184.2 Equity in net income of nonconsolidated affiliates 1.0 0.7 2.0 1.5 3.5 Net income attributable to noncontrolling interests in continuing operations (28.7) (14.8) (54.2) (36.5) (84.6) Amortization of debt-related items (2.0) (1.7) (4.0) (3.1) (7.2) Distributions from nonconsolidated affiliates (0.8) (1.0) (1.8) (2.0) (3.8) Current portion of income tax expense 42.0 22.3 67.8 48.0 51.4 Change in assets and liabilities (39.3) (113.9) 11.0 40.5 7.3 Cash used in operating activities of discontinued operations 0.6 — 0.6 0.1 0.2 Costs associated with the strategic alternatives review 4.1 — 5.0 — — Costs associated with the Frontier acquisition 1.3 — 1.3 — — Payroll taxes on SARs exercise(4) — — — 1.5 1.5 Change in fair market value of equity securities (0.7) (2.4) (0.6) 0.1 (0.4) Other 3.7 4.9 3.6 (0.5) 3.5 Adjusted EBITDA $ 278.9 $ 162.2 $ 529.7 $ 390.2 $ 860.3 Refer to pages 48-49 for end notes.

Encompass Health 42 Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Six Months Ended Year Ended June 30, June 30, December 31, 2021 2020 2021 2020 2020 (In Millions) Total segment Adjusted EBITDA $ 315.7 $ 195.3 $ 601.4 $ 451.8 $ 986.3 General and administrative expenses (54.2) (43.0) (92.8) (78.6) (155.5) Depreciation and amortization (63.4) (60.7) (125.9) (119.5) (243.0) Loss on disposal or impairment of assets (2.9) (3.0) (2.8) (3.1) (11.6) Government, class action, and related settlements(3) — — — (2.8) (2.8) Loss on early extinguishment of debt(1)(16) (1.0) — (1.0) — (2.3) Interest expense and amortization of debt discounts and fees (41.8) (45.8) (84.6) (89.0) (184.2) Net income attributable to noncontrolling interests 28.7 14.8 54.2 36.5 84.6 Change in fair market value of equity securities 0.7 2.4 0.6 (0.1) 0.4 Gain on consolidation of former equity method location(2) — — — 2.2 2.2 Payroll taxes on SARs exercise(4) — — — (1.5) (1.5) Income from continuing operations before income tax expense $ 181.8 $ 60.0 $ 349.1 $ 195.9 $ 472.6 Refer to pages 48-49 for end notes.

Encompass Health 43 Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q2 6 Months Full Year (In Millions) 2021 2020 2021 2020 2020 Net cash provided by operating activities $ 255.9 $ 222.3 $ 414.4 $ 251.6 $ 704.7 Impact of discontinued operations 0.6 — 0.6 0.1 0.2 Net cash provided by operating activities of continuing operations 256.5 222.3 415.0 251.7 704.9 Capital expenditures for maintenance (30.5) (35.7) (53.8) (73.5) (154.9) Distributions paid to noncontrolling interests of consolidated affiliates (24.9) (18.4) (52.7) (37.5) (72.2) Items non-indicative of ongoing operating performance: Cash paid for SARs exercise (inclusive of payroll taxes)(4) — — — 102.1 102.1 Transaction costs and related assumed liabilities 4.5 — 4.5 — — Adjusted free cash flow $ 205.6 $ 168.2 $ 313.0 $ 242.8 $ 579.9 Cash dividends on common stock $ 27.8 $ 27.7 $ 56.9 $ 56.7 $ 111.9 Refer to pages 48-49 for end notes.

Adjusted EPS[5] - Q2 2021

	For the Three Months Ended June 30, 2021						
		Adjustments					
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 278.9	$ —	$ —	$ —	$ —	$ —	$ 278.9
Depreciation and amortization	(63.4)	—	—	—	—	—	(63.4)
Loss on early extinguishment of debt[1]	(1.0)	1.0	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(41.8)	—	—	—	—	—	(41.8)
Stock-based compensation	(12.0)	—	—	—	—	—	(12.0)
Loss on disposal or impairment of assets	(2.9)	—	—	—	—	—	(2.9)
Costs associated with the strategic alternatives review	(4.1)	—	—	4.1	—	—	—
Costs associated with the Frontier acquisition	(1.3)	—	—	—	1.3	—	—
Change in fair market value of equity securities	0.7	—	—	—	—	(0.7)	—
Income from continuing operations before income tax expense	153.1	1.0	—	4.1	1.3	(0.7)	158.8
Provision for income tax expense	(39.5)	(0.3)	(0.1)	(1.1)	(0.3)	0.2	(41.1)
Income from continuing operations attributable to Encompass Health	**$ 113.6**	**$ 0.7**	**$ (0.1)**	**$ 3.0**	**$ 1.0**	**$ (0.5)**	**$ 117.7**
Diluted earnings per share from continuing operations*	**$ 1.13**	**$ 0.01**	**$ —**	**$ 0.03**	**$ 0.01**	**$ —**	**$ 1.17**
Diluted shares used in calculation	**100.2**						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

44

Encompass Health 45 For the Three Months Ended June 30, 2020 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 162.2 $ — $ — $ 162.2 Depreciation and amortization (60.7) — — (60.7) Interest expense and amortization of debt discounts and fees (45.8) — — (45.8) Stock-based compensation (9.9) — — (9.9) Loss on disposal or impairment of assets (3.0) — — (3.0) Change in fair market value of equity securities 2.4 — (2.4) — Income from continuing operations before income tax expense 45.2 — (2.4) 42.8 Provision for income tax expense (11.8) (0.4) 0.6 (11.6) Income from continuing operations attributable to Encompass Health $ 33.4 $ (0.4) $ (1.8) $ 31.2 Diluted earnings per share from continuing operations* $ 0.34 $ — $ (0.02) $ 0.31 Diluted shares used in calculation 99.9 Adjusted EPS(5) - Q2 2020 * Adjusted EPS may not sum across due to rounding. Refer to pages 48-49 for end notes.

Adjusted EPS(5) - YTD 2021

	For the Six Months Ended June 30, 2021						
		Adjustments					
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 529.7	$ —	$ —	$ —	$ —	$ —	$ 529.7
Depreciation and amortization	(125.9)	—	—	—	—	—	(125.9)
Loss on early extinguishment of debt[1]	(1.0)	1.0	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(84.6)	—	—	—	—	—	(84.6)
Stock-based compensation	(14.8)	—	—	—	—	—	(14.8)
Loss on disposal or impairment of assets	(2.8)	—	—	—	—	—	(2.8)
Costs associated with the strategic alternatives review	(5.0)	—	—	5.0	—	—	—
Costs associated with the Frontier acquisition	(1.3)	—	—	—	1.3	—	—
Change in fair market value of equity securities	0.6	—	—	—	—	(0.6)	—
Income from continuing operations before income tax expense	294.9	1.0	—	5.0	1.3	(0.6)	301.6
Provision for income tax expense	(74.0)	(0.3)	(3.4)	(1.3)	(0.3)	0.2	(79.1)
Income from continuing operations attributable to Encompass Health	$ 220.9	$ 0.7	$ (3.4)	$ 3.7	$ 1.0	$ (0.4)	$ 222.5
Diluted earnings per share from continuing operations*	$ 2.20	$ 0.01	$ (0.03)	$ 0.04	$ 0.01	$ —	$ 2.22
Diluted shares used in calculation	100.2						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

46

Adjusted EPS[5] - YTD 2020

	For the Six Months Ended June 30, 2020						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Former Equity Method Location	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 390.2	$ —	$ —	$ —	$ —	$ —	$ 390.2
Depreciation and amortization	(119.5)	—	—	—	—	—	(119.5)
Government, class action, and related settlements[3]	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(89.0)	—	—	—	—	—	(89.0)
Stock-based compensation	(17.0)	—	—	—	—	—	(17.0)
Loss on disposal or impairments of assets	(3.1)	—	—	—	—	—	(3.1)
Change in fair market value of equity securities	(0.1)	—	—	0.1	—	—	—
Gain on consolidation of Treasure Coast[2]	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise[4]	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	159.4	2.8	—	0.1	(2.2)	1.5	161.6
Provision for income tax expense	(38.9)	(0.7)	(4.7)	—	0.6	(0.4)	(44.1)
Income from continuing operations attributable to Encompass Health	$ 120.5	$ 2.1	$ (4.7)	$ 0.1	$ (1.6)	$ 1.1	$ 117.5
Diluted earnings per share from continuing operations*	$ 1.21	$ 0.02	$ (0.05)	$ —	$ (0.02)	$ 0.01	$ 1.18
Diluted shares used in calculation	99.6						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

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Encompass Health 48 End notes (1) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (2) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. (3) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle all claims related to the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for cash payments totaling $48 million. (4) In connection with the 2014 acquisition of Encompass Home Health and Hospice, the Company granted stock appreciation rights (“SARs”) based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020. The fair value of the SARs was determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of any intracompany note to the parent. In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (8) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of June 30, 2021, the remaining repurchase authorization was approximately $198 million. * Reconciliations to GAAP provided on pages 39-47.

Encompass Health 49 End notes, continued (9) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (10) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (11) Represents discharges from 140 consolidated hospitals in Q2 2021; 138 consolidated hospitals in Q1 2021; 137 consolidated hospitals in Q4 2020; 136 consolidated hospitals in Q3 and Q2 2020; and 134 consolidated hospitals in Q1 2020. (12) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (13) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (14) Represents home health admissions from 248 consolidated locations in Q2 2021; 240 consolidated locations in Q1 2021 and Q4 2020; 241 consolidated locations in Q3 2020; 244 consolidated locations in Q2 and Q1 2020. (15) Represents hospice admissions from 94 locations in Q2 2021; 82 locations in Q1 2021 and Q4 2020; 83 locations in Q3, Q2 and Q1 2020. (16) In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds plus approximately $300 million of cash on hand were used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the fourth quarter of 2020.